Filed pursuant to Rule 424(b)(5)

Registration No. 333-291649

PROSPECTUS SUPPLEMENT

(To prospectus dated November 25, 2025)

1,666,667 shares of

Common Stock

Red Violet, Inc. (“red violet,” the “Company,” “we,” “our,” or “us”) is offering 1,666,667 shares of our common stock, par value $0.001 (“Common Stock”), pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each share of Common Stock is $60.00.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “RDVT.” On August 5, 2026, the last reported sale price of our Common Stock on Nasdaq was $68.28.

We are a “smaller reporting company” under applicable Securities and Exchange Commission (the “SEC”) rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus supplement, accompanying prospectus and future filings. See “Prospectus Supplement Summary - Implications of Being a Smaller Reporting Company.”

Investing in our securities involves substantial risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and the risk factors described in the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and in any other document incorporated by reference herein, for factors you should consider before purchasing our securities.

	Per share of Common Stock	Total
Public offering price	$60.00	$100,000,020
Underwriting discounts and commissions(1)	$3.00	$5,000,001
Proceeds, before expenses, to us	$57.00	$95,000,019

(1) See “Underwriting” for a full description of compensation payable to the underwriters in connection with this offering.

The underwriters may also exercise their option to purchase up to an additional 250,000 shares of Common Stock, at the public offering price, less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

The underwriters expect to deliver the securities against payment on or about August 7, 2026.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________

Joint Bookrunning Managers

Raymond James Needham & Company

Co-Managers

B. Riley Securities Craig-Hallum

The date of this prospectus supplement is August 5, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we may offer from time to time, some of which does not apply to this offering of securities. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us and the securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus before investing in our securities.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus are based on independent industry publications, governmental publications, reports by market research firms, or other independent sources that we believe to be reliable. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. In addition, we have derived certain market data from our own expertise and experience in our industry, and such data has not been verified by independent third-party sources.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different from the foregoing. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, all references to “$” and “dollars” in this prospectus supplement are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with accounting principles generally accepted in the United States. We have a fiscal year end of December 31.

Unless the context otherwise requires, all references in this prospectus supplement to “red violet,” the “Company,” “we,” “our,” and “us” refer to Red Violet, Inc. and its subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the exhibits attached hereto and thereto may constitute “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements include, but are not limited to, statements regarding red violet’s and red violet’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Factors that might cause or contribute to a material difference include those discussed below and the risks discussed in the Company’s other filings with the SEC. You should not place undue reliance on these forward-looking statements in making an investment decision with respect to the securities offered under this prospectus supplement. These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond the control of red violet. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. All forward-looking statements set forth in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties and are not predictions of actual performance. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include the following:

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Our products and services are highly technical and if they contain undetected errors, our business could be adversely affected and we may have to defend lawsuits or pay damages in connection with any alleged or actual failure of our products and services.
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If we fail to respond to rapid technological changes in the data and analytics sector, we may lose customers and/or our products and/or services may become obsolete.
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Because our networks and information technology systems are critical to our success, if unauthorized persons access our systems or our systems otherwise cease to function properly, our operations could be adversely affected and we could lose revenue or proprietary information, all of which could materially adversely affect our business.
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Data security and integrity are critically important to our business, and breaches of security, unauthorized access to or disclosure of confidential information, disruption, including DDoS attacks or the perception that confidential information is not secure, could result in a material loss of business, substantial legal liability or significant harm to our reputation.
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If we fail to maintain and improve our systems, our certifications, our technology, and our interfaces with data and customers, demand for our services could be adversely affected.
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Issues in the development and use of artificial intelligence and generative artificial intelligence may result in reputational harm, liability, or other adverse consequences to our business.
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Our business is subject to various governmental regulations, laws, and orders, compliance with which may cause us to incur significant expenses or reduce the availability or effectiveness of our solutions, and the failure to comply with which could subject us to civil or criminal penalties or other liabilities.

S-iii

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The outcome of litigation, inquiries, investigations, examinations, or other legal proceedings in which we are involved, in which we may become involved, or in which our customers or competitors are involved, could subject us to significant monetary damages or restrictions on our ability to do business.
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Our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain actions, including derivative actions, which could limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its directors, officers, other employees, or the Company's stockholders, and may discourage lawsuits with respect to such claims.
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Our future operating results remain uncertain.
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We depend, in part, on strategic alliances and joint ventures to grow our business. If we are unable to develop and maintain these strategic alliances and joint ventures, our growth may be adversely affected.
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If we consummate any future acquisitions, we will be subject to the risks inherent in identifying, acquiring, and operating a newly acquired business.
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Our relationships with key customers may be materially diminished or terminated, which could adversely affect our business, financial condition, and results of operations.
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If we lose the services of key personnel, it could adversely affect our business.
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Our revenue is concentrated in the U.S. market across a broad range of industries. When these industries or the broader financial markets experience a downturn, demand for our services and revenue may be adversely affected.
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We could lose our access to data sources which could prevent us from providing our services.
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We must adequately protect our intellectual property in order to prevent loss of valuable proprietary information.
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We face intense competition from both start-up and established companies that may have significant advantages over us and our products.
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There may be further consolidation in our end-customer markets, which may adversely affect our revenue.
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To the extent the availability of free or relatively inexpensive consumer and/or business information increases, the demand for some of our services may decrease.
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If our newer products do not achieve market acceptance, revenue growth may suffer.
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Our products and services can have long sales and implementation cycles, which may result in substantial expenses before realizing any associated revenue.
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If our outside service providers and key vendors are not able to or do not fulfill their service obligations, our operations could be disrupted and our operating results could be harmed.
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Consolidation in the data and analytics sector may limit market acceptance of our products and services.
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We may incur substantial expenses defending against claims of infringement.
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Environmental issues, including any future reporting obligations in connection with environmental issues, may adversely impact our business and operations.
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Our stock price has been and may continue to be volatile, and the value of an investment in our Common Stock may decline.
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Future issuances of shares of our Common Stock in connection with acquisitions or pursuant to our stock incentive plan could have a dilutive effect on your investment.
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The concentration of our stock ownership may limit individual stockholder ability to influence corporate matters.
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We are a “smaller reporting company,” and the reduced disclosure requirements applicable to smaller reporting companies may make our Common Stock less attractive to investors.

S-iv

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We expect that we may need additional capital in the future; however, such capital may not be available to us on reasonable terms, if at all, when or as we require additional funding. If we issue additional shares of our Common Stock or other securities that may be convertible into, or exercisable or exchangeable for, our Common Stock, our existing stockholders would experience further dilution.
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There is no assurance that we will continue to declare or pay dividends on our Common Stock in the future.
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We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date when made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in these securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

Red Violet, Inc., a Delaware corporation, is dedicated to making the world a safer place and reducing the cost of doing business. We build proprietary technologies and apply analytical capabilities to deliver identity intelligence. Our technology powers critical solutions, which empower organizations to operate with confidence. Our solutions enable the real-time identification and location of people, businesses, assets, and their interrelationships. These solutions are used for purposes including identity verification, risk mitigation, due diligence, fraud detection and prevention, regulatory compliance, and customer acquisition. Our cloud-native, AI-embedded identity intelligence platform, CORETM, is purpose-built for the enterprise, yet flexible enough for organizations of all sizes, bringing clarity to massive datasets by transforming data into intelligence. We drive workflow efficiency and enable organizations to make better data-driven decisions.

With artificial intelligence and machine learning embedded directly into CORE’s architecture from inception, and integrated with extensive proprietary data assets and regulated workflows, the platform enables customers to uncover actionable insights, accelerate decision-making, and operate at enterprise scale with materially reduced manual effort and operating costs. These AI-driven capabilities support the streamlining of labor-intensive workflows through automated, intelligence-driven processes that materially enhance efficiency and outcomes across risk management, compliance, and investigative functions.

Organizations are challenged by the structure, volume, velocity, and disparity of data. Our platform and applications provide real-time analytics, transforming the way our customers interact with information by presenting connections and relevance of information otherwise unattainable, which drives actionable insights and better outcomes. Leveraging cloud-native proprietary technology and applying machine learning and advanced analytical capabilities, CORE provides essential solutions to public and private sector organizations through intuitive, easy-to-use analytical interfaces. With extensive data assets consisting of public record, proprietary, and publicly-available data, our differentiated information and innovative platform and solutions deliver identity intelligence – entities, relationships, affiliations, interactions, and events. Our solutions are used today to enable frictionless commerce, enhance safety, and mitigate fraud and the related financial losses across the markets we serve.

While our platform powers a vast array of solutions for our customers, we presently market our solutions primarily through two brands, IDI™ and FOREWARN®. IDI is a leading-edge, analytics and information solutions provider delivering actionable intelligence to an expansive and diverse set of industries in support of use cases such as the verification and authentication of consumer identities, due diligence, prevention of fraud and abuse, legislative compliance, and debt recovery. idiCORE™ is IDI's flagship product. idiCORE is a next-generation, investigative solution used to address a variety of organizational challenges, including, but not limited to, due diligence, risk mitigation, identity authentication, and regulatory compliance, by financial services companies, insurance companies, healthcare companies, law enforcement and government, identity verification platforms, collections, law firms, retail, telecommunication companies, corporate security, and investigative firms. FOREWARN is an app-based solution currently tailored for the real estate industry, providing instant knowledge prior to face-to-face engagement with a consumer, helping professionals identify and mitigate risk.

We define a billable customer of IDI as a single entity that generated revenue during the last three months of the period. Billable customers are typically corporate organizations. In most cases, corporate organizations will have multiple users and/or departments purchasing our solutions; however, we count the entire organization as a discrete customer. We define a user of FOREWARN as a unique person that has a subscription to use the FOREWARN service as of the last day of the period. A unique person can only have one user account. We have experienced consistent growth in our customer base and user adoption since 2020. IDI had 5,726 billable customers as of December 31, 2020, growing to 6,548, 7,021, 7,875, 8,926, and 10,022 billable customers as of December 31, 2021, 2022, 2023, 2024, and 2025, respectively, and 10,422 billable customers as of March 31, 2026. FOREWARN had 48,377 users as of December 31, 2020, growing to 82,419, 116,960, 185,380, 303,418 and 390,018 users as of December 31, 2021, 2022, 2023, 2024, and 2025, respectively, and 417,680 users as of March 31, 2026.

We generate substantially all of our revenue from licensing our solutions. Customers access our solutions through a hosted environment using an online interface, batch processing, API, and custom integrations. We recognize revenue from licensing fees (a) on a transactional basis determined by the customer’s usage, (b) via a monthly fee or (c) from a combination of both. Revenue pursuant to pricing contracts containing a monthly fee is recognized ratably over the contract period. Pricing contracts are generally annual contracts or longer, with auto renewal.

We endeavor to understand our customers’ needs at the moment of first engagement. We continuously engage with our customers and evaluate their usage of our solutions throughout their life cycle, to maximize utilization of our solutions and, hence, their productivity. Our go-to-market strategy leverages (a) an inside sales team that cultivates relationships, and ultimately closes business, with their end-user markets, (b) a strategic sales team that provides a more personal, face-to-face approach for major accounts within certain industries, and (c) distributors, resellers, and strategic partners that have a significant foothold in many of the industries that we have not historically served, as well as to further penetrate those industries that we do serve. We employ a “land and expand” approach. Our sales model generally begins with a trial followed by an initial purchase on a transactional basis or minimum-committed monthly spend. As organizations derive benefits from our solutions, we are able to expand within organizations as additional use cases are presented across departments, divisions, and geographic locations, and customers become increasingly reliant on our solutions in their daily workflow.

In order for us to continue to develop new products, grow our existing business and expand into additional markets, we must generate and sustain sufficient operating profits and cash flow in future periods. This will require us to generate additional sales from current products and new products currently under development. We continue to build out our sales organization to drive current products and to introduce new products into the marketplace.

Selected Historical Results

Revenue for the years ended December 31, 2020, 2021, 2022, 2023, 2024, and 2025 was $34.6 million, $44.0 million, $53.3 million, $60.2 million, $75.2 million, and $90.3 million, respectively. For the quarters ended March 31, 2025 and March 31, 2026, revenue was $22.0 million and $25.8 million, respectively.

Adjusted EBITDA for the years ended December 31, 2020, 2021, 2022, 2023, 2024, and 2025 was $5.9 million, $10.9 million, $12.9 million, $16.4 million, $23.6 million, and $31.0 million, respectively. For the quarters ended March 31, 2025 and March 31, 2026, Adjusted EBITDA was $8.4 million and $10.7 million, respectively. See “Reconciliation of Historical GAAP to Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable U.S. generally accepted accounting principles ("GAAP") financial measure.

Reconciliation of Historical GAAP to Non-GAAP Financial Measures

Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that are not prepared in accordance with GAAP and that may be different from non-GAAP financial measures used by other companies. Our management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends of the Company. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure equal to net income (loss), the most directly comparable financial measure based on GAAP, excluding interest (income) expense, net, income tax expense (benefit), depreciation and amortization, share-based compensation expense, gain on extinguishment of debt, acquisition-related costs, litigation costs, and write-off of long-lived assets and others. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue.

The following is a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to adjusted EBITDA:

	Year Ended December 31,						Three Months Ended March 31,
($ in thousands)	2020	2021	2022	2023	2024	2025	2025	2026
Net income (loss)	$(6,813)	$655	$616	$13,529	$7,003	$13,154	$3,440	$4,388
Income tax expense (benefit)	-	198	96	(9,691)	2,317	1,404	1,079	1,400
Interest (income) expense, net	(18)	7	(351)	(1,334)	(1,400)	(1,420)	(308)	(344)
Depreciation and amortization	4,216	5,399	6,675	8,352	9,562	10,672	2,550	2,810
Share-based compensation expense	8,064	6,615	5,505	5,386	5,948	6,500	1,596	2,050
Gain on extinguishment of debt	-	(2,175)	-	-	-	-	-	-
Litigation costs	-	126	132	49	124	281	9	104
Acquisition-related costs	115	53	1	72	7	358	-	259
Write-off of long-lived assets and others	359	51	177	5	85	3	2	1
Adjusted EBITDA	$5,923	$10,929	$12,851	$16,368	$23,646	$30,952	$8,368	$10,668
Revenue	$34,586	$44,022	$53,318	$60,204	$75,189	$90,252	$22,003	$25,830

Net income margin	(20%)	1%	1%	22%	9%	15%	16%	17%
Adjusted EBITDA margin	17%	25%	24%	27%	31%	34%	38%	41%

Recent Developments

Estimated Preliminary Results for the Three Months Ended June 30, 2026

Set forth below are certain of our estimated and unaudited preliminary financial results and other information for the three months ended June 30, 2026. These estimates are based on the information currently available to us and are subject to the completion of our financial closing procedures. Our financial closing procedures for the three months ended June 30, 2026 are not yet complete and, as a result, our actual results may vary from the estimated preliminary results presented here and will not be finalized until after the completion of this offering.

These estimates should not be viewed as a substitute for our full interim financial statements prepared in accordance with GAAP. Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period as a result of various factors, including, but not limited to, those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Accordingly, you should not place undue reliance on these estimated preliminary financial results.

The preliminary financial results presented below have been prepared by, and are the responsibility of, our management. Our independent registered public accounting firm, Grant Thornton LLP, has not audited, reviewed, compiled, or performed agreed-upon procedures with respect to these estimated preliminary financial results. Accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto.

The following are our estimated preliminary financial results and key operating metrics for the three months ended June 30, 2026:

Three Months Ended June 30, 2026
($ in thousands)	(Estimated)
Revenue	$ 26,710
Net income	$ 4,960
Adjusted EBITDA(1)	$ 11,220
Net income margin	19%
Adjusted EBITDA margin(1)	42%

(1) See “Reconciliation of GAAP to Non-GAAP Financial Measures” below and the reconciliation of adjusted EBITDA and adjusted EBITDA margin to their most comparable GAAP measures for additional information.

Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that are not prepared in accordance with GAAP and that may be different from non-GAAP financial measures used by other companies. Our management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends of the Company. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable financial measure based on GAAP, excluding interest income, income tax expense, depreciation and amortization, share-based compensation expense, acquisition-related costs, litigation costs, and write-off of long-lived assets. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue.

The following is a reconciliation of net income, the most directly comparable GAAP financial measure, to adjusted EBITDA:

Three Months Ended June 30, 2026
($ in thousands)	(Estimated)
Net income	$ 4,960
Interest income	(390)
Income tax expense	1,520
Depreciation and amortization	2,780
Share-based compensation expense	2,230
Acquisition-related costs	40
Litigation costs	80
Write-off of long-lived assets	-
Adjusted EBITDA	$ 11,220
Revenue	$ 26,710

Net income margin	19%
Adjusted EBITDA margin	42%

Corporate Information

Our principal executive offices are located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431, and our telephone number is (561) 757-4000. Our corporate website is www.redviolet.com. The information on our website is not a part of, or incorporated in, this prospectus supplement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in the Exchange Act. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Based on the market value of our Common Stock as of June 30, 2026, we no longer qualify as a “smaller reporting company,” but remain eligible to use the requirements of a smaller reporting company until our Quarterly Report on Form 10-Q for the quarter ending March 31, 2027.

THE OFFERING

Common Stock offered by us	1,666,667 shares of our Common Stock.

Underwriters’ Option to purchase additional Common Stock

We have granted the underwriters an option, exercisable in whole or in part, to purchase up to an additional 250,000 shares of Common Stock from us at the offering price less the underwriting discounts and commissions within 30 days from the date of this prospectus supplement.

Common Stock to be outstanding immediately after this offering:	15,796,975 shares (or 16,046,975 shares if the underwriters exercise in full their option to purchase additional shares).

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $94.4 million (or approximately $108.6 million if the underwriters exercise in full their option to purchase up to 250,000 additional shares of Common Stock), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds to us from this offering for working capital and general corporate purposes, including potential strategic acquisitions. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk Factors

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-6 and all other information in this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Nasdaq Symbol	“RDVT.”

Unless otherwise indicated, the number of our shares of Common Stock to be outstanding immediately after this offering as shown above is based on 14,130,308 shares of Common Stock outstanding as of August 3, 2026, but excluding the following as of such date:

●	632,533 shares of Common Stock underlying awards of unvested restricted stock units (“RSUs”) subject solely to service-based vesting conditions;

●	67,892 shares of Common Stock underlying vested RSUs for which shares of Common Stock have not been delivered;

●	957,690 shares of Common Stock underlying awards of unvested RSUs subject to both service-based and performance-based vesting conditions; and

●	1,583,427 shares of Common Stock reserved for future issuance under our equity incentive plans.

Unless otherwise indicated, all information in this prospectus supplement assumes the underwriters do not exercise their option to purchase up to 250,000 additional shares of Common Stock.

RISK FACTORS

An investment in our securities offered hereby involves a high degree of risk. You should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, incorporated by reference in this prospectus supplement, together with all of the other information included in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including any documents subsequently filed and incorporated by reference, before making an investment decision with regard to our securities. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. If any of these risks, or such unknown risks, occur, our business, financial condition, results of operations, cash flows and future growth prospects could be materially and adversely affected. See “Where You Can Find Additional Information” below.

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including potential strategic acquisitions. However, our management will have broad discretion in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with or ways that are likely to increase the value of your investment. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company or your investment. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the settlement of outstanding restricted stock units would result in further dilution of your investment.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $94.4 million, or approximately $108.6 million if the underwriters exercise the option to purchase additional shares of Common Stock from us in full, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including potential strategic acquisitions. Pending the use of net proceeds as described above, we intend to invest the net proceeds in short-term, investment-grade, interest bearing instruments in accordance with our investment policy.

As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus, and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 or the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as well as the other documents we file with the SEC that are incorporated by reference in this prospectus supplement. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DIVIDEND POLICY

On December 3, 2024, we declared a special cash dividend of $0.30 per share on our Common Stock to shareholders of record as of January 31, 2025, totaling $4.2 million, which was paid on February 14, 2025. Except for this special dividend, we have not declared or paid any other cash dividends on our Common Stock since March 27, 2018 and while we may declare a dividend in the future, there is no assurance that we do. Any future dividend payments are within the discretion of the Board and will depend upon, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, any contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law, and other factors that the Board may deem relevant.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF COMMON STOCK

The following is a discussion of the material U.S. federal income and certain estate tax considerations relating to ownership and disposition of shares of our Common Stock acquired in this offering. This discussion is for informational purposes only and is not tax advice. Accordingly, all prospective holders of our Common Stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock. For purposes of this discussion, a “U.S. holder” means a beneficial owner (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) of our Common Stock who is, for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;

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a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or of any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons has the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of our Common Stock who is not a U.S. holder or a partnership or other pass-through entity for U.S. federal income tax purposes.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein or that any such challenge would not be sustained by a court. This discussion also does not address the considerations of any proposed or pending legislation. We assume in this discussion that each holder holds shares of our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular holder in light of that holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxation, the alternative minimum tax provisions of the Code or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to particular holders, such as:

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insurance companies;
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tax-exempt organizations;
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banks or other financial institutions;
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brokers or dealers in securities;
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traders in securities that elect to use a mark-to-market method of accounting;
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regulated investment companies;
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pension plans;
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controlled foreign corporations;
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passive foreign investment companies;
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corporations that accumulate earnings to avoid U.S. federal income tax;
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owners that hold our Common Stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
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U.S. holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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qualified foreign pension funds or entities wholly owned by a qualified foreign pension fund;
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owners required to accelerate the recognition of any item of gross income with respect to our Common Stock as a result of such income being recognized on an applicable financial statement;
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real estate investment trusts;
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persons that purchase our Common Stock as part of a wash sale for tax purposes; and
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certain U.S. expatriates and former citizens or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships or persons who hold our Common Stock through partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Common Stock should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our Common Stock through a partnership or other pass-through entity, as applicable.

Tax Considerations Applicable to U.S. Holders

Distributions on Our Common Stock

Distributions, if any, made on our Common Stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such holder’s adjusted tax basis in the Common Stock which will reduce a holder’s tax basis in the Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” If certain holding period and other applicable requirements are met, dividends received by a corporation may be eligible for a dividends received deduction, and dividends received by a non-corporate U.S. holder may qualify for taxation at reduced rates applicable to long-term capital gains.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock

Upon a sale, exchange or other taxable disposition of our Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in the Common Stock. Such gain or loss generally will be determined separately with respect to each block of Common Stock owned by such U.S. holder. For purposes of the foregoing, a block of stock is generally comprised of those shares of a particular class of stock of a company which were acquired at the same time and at the same price. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock exceeds one year. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a sale, exchange or other taxable disposition of our Common Stock should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to distributions (including constructive distributions) on the Common Stock and to the proceeds of a sale or other disposition of Common Stock paid by us to a U.S. holder unless such U.S. holder is an exempt recipient, such as C corporations and certain tax-exempt organizations. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Distributions on Our Common Stock

Distributions, if any, made on our Common Stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the Non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the Common Stock which will reduce a holder’s tax basis in the Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussion below under the section titled “FATCA.”

Except as otherwise described below, dividends paid to a Non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the Non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A Non-U.S. holder of our Common Stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. A Non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale or Other Taxable Disposition of Our Common Stock

In general, a Non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our Common Stock unless:

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the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such Non-U.S. holder in the United States, in which case the Non-U.S. holder generally will be taxed on a net income basis at the U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the Non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

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the Non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the Non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. holder provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses, if any; or

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we are, or have been, at any time during the five-year period preceding such taxable disposition (or the Non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our Common Stock is regularly traded on an established securities market and the Non-U.S. holder holds no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the taxable disposition or the period that the Non-U.S. holder held our Common Stock. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then, 15% of the proceeds payable to a Non-U.S. holder from a sale or other taxable disposition of our Common Stock may be required to be withheld and the Non-U.S. holder generally will be taxed on its gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above.

U.S. Federal Estate Tax

Shares of our Common Stock that are owned or treated as owned at the time of death by an individual who is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, are considered U.S. situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions (including constructive distributions) on our Common Stock and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently, 24%) with respect to dividends on our Common Stock. Generally, a Non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets the documentary evidence requirements for establishing that it is a not a United States person or otherwise establishes an exemption. Dividends paid to Non-U.S. holders subject to U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our Common Stock by a Non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. holder can be refunded or credited against the Non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Withholding and Information Reporting Requirements — FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30%, unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Common Stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our Common Stock, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our Common Stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify these rules. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock and the entities through which they hold our Common Stock.

The preceding discussion of material U.S. federal tax considerations and certain estate tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Raymond James & Associates, Inc. and Needham & Company, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, 1,666,667 shares of Common Stock.

Underwriters	Number of Shares of Common Stock
Raymond James & Associates, Inc.	750,000
Needham & Company, LLC	666,667
B. Riley Securities, Inc.	166,667
Craig-Hallum Capital Group LLC	83,333
Total	1,666,667

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of our shares of Common Stock (other than those covered by the underwriters’ option to purchase additional shares of Common Stock described below) sold under the underwriting agreement. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering shares of our Common Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Common Stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discounts and Expenses

The underwriters have advised us that they propose initially to offer shares of our Common Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $1.80 per share of Common Stock. After this offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of Common Stock.

	Per share of Common Stock	Without Option	With Option
Public offering price	$60.00	$100,000,020	$115,000,020
Underwriting discounts and commissions	$3.00	$5,000,001	$5,750,001
Proceeds, before expenses, to us	$57.00	$95,000,019	$109,250,019

The estimated expenses of this offering payable by us, exclusive of the underwriting discount, are approximately $640,000. We also have agreed to reimburse the underwriters for up to $35,000 for their Blue Sky/state securities and Financial Industry Regulatory Authority, Inc. (“FINRA”) counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering. We retained Lake Street Capital Markets, LLC to act as a financial advisor in connection with this offering, for which they will receive an advisory fee. Lake Street Capital Markets, LLC did not underwrite or purchase any of the securities in the offering.

Option

We have granted an option to the underwriters to purchase up to an aggregate of 250,000 additional shares of Common Stock at the public offering price, less an amount per share equal to any dividends or distributions declared and payable on shares of Common Stock outstanding, less the underwriting discounts and commissions. The underwriters may exercise this option at any time or from time to time for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, they will be obligated, subject to conditions contained in the underwriting agreement, to purchase such shares of Common Stock.

No Sales of Similar Securities

We have agreed with the underwriters for a period of 60 days after the date of this prospectus supplement, without first obtaining the written consent of Raymond James & Associates, Inc. and Needham & Company, LLC, not to (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, any shares of Common Stock (except for (A) securities issued pursuant to acquisitions or strategic transactions approved by a majority of our disinterested directors, provided that (1) such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 60 days after the date of this prospectus supplement, (2) any such issuance shall only be to a “Person” (or to the equity holders of a “Person”) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with our business and shall provide to us additional benefits in addition to the investment of funds, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (3) the aggregate number of shares of Common Stock issued pursuant to this clause (A) shall not exceed 2.5% of the total number of outstanding shares of Common Stock immediately prior to the issuance and sale of the shares of Common Stock pursuant to this offering; and (B) the issuance of shares pursuant to our existing stock incentive plan as described in this prospectus supplement); (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any shares of Common Stock, whether any such transaction is to be settled by delivery of any shares of Common Stock or other securities, in cash or otherwise; (iii) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into, exercisable or exchangeable for, any shares of Common Stock or any other securities of the Company (other than a registration statement on Form S-8 with respect to any stock plans described in this prospectus); or (iv) publicly disclose the intention to take any of the actions described in clauses (i) through (iii) above. For purposes of this paragraph, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into, or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of any shares of Common Stock or other securities, in cash or otherwise.

Our directors and executive officers, each of which we refer to as a “lock-up party,” have agreed with the underwriters not to: (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of Common Stock, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Common Stock held by the lock-up party or acquired by the lock-up party after the date hereof, or that may be deemed to be beneficially owned by the lock-up party, for a period commencing on the date hereof and ending 60 days after the date of this prospectus supplement, inclusive, without the prior written consent of Raymond James & Associates, Inc. and Needham & Company, LLC; (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the lock-up party has or may have hereafter to require the Company to register under the Securities Act the transfer of any of Company securities held by the lock-up party, or to otherwise participate as a selling securityholder in any manner in any offering by the Company, including under the registration statement of which this prospectus forms a part; or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above. The foregoing restrictions are expressly agreed to preclude the lock-up party from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a transfer of Company securities during the 60-day lock-up period, even if such securities would be disposed of by someone other than such lock-up party. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any such securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from such locked-up securities.

The foregoing paragraph shall not apply to:

(a) a transaction relating to Lock-Up Securities or other securities acquired in the open market after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with such transaction;

(b) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the lock-up party or members of the lock-up party’s family, or affiliates of the lock-up party, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (b) that (i) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act, and Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer prior to the expiration of the 60-day lock-up period (other than a required Form 4 filing) and (ii) the lock-up party notifies Raymond James & Associates, Inc. and Needham & Company, LLC at least two business days prior to the proposed transfer;

(c) the vesting or settlement of restricted stock units or other equity awards outstanding on the date of this prospectus, including equity awards for which delivery has been deferred, and any transfer to the Company for the payment of tax withholdings due as a result of such vesting or settlement, by way of net share settlement; provided, that the restrictions shall apply to any securities issued upon such vesting or settlement that are not withheld by the Company to satisfy tax withholding obligations; provided further, that any filing under Section 16 of the Exchange Act made in connection with such vesting or settlement shall clearly indicate in the footnotes thereto that (i) the filing relates to the circumstances described in this clause (c) and (ii) no shares were sold by the reporting person and that shares were withheld solely to satisfy tax withholding obligations;

(d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the lock-up period (as the same may be extended pursuant to the provisions hereof); provided further, any required public disclosure, announcement or filing under the Exchange Act made by the Company or any person regarding the establishment or amendment of a Rule 10b5-1 Plan during the lock-up period shall include a statement that the lock-up party is not permitted to transfer, sell or otherwise dispose of securities under such plan during the 60-day lock-up period in contravention of this lock-up agreement, and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made regarding the establishment or amendment of such plan during the lock-up period;

(e) any private, non-public demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Securities Act of the lock-up party’s Common Stock, provided that no transfer of the lock-up party’s Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the lock-up party’s Common Stock during the 60-day lock-up period;

(f) transfers pursuant to a qualified domestic relations order or in connection with a divorce settlement, divorce decree, separation agreement or other order of a court or regulatory agency;

(g) transfers by will, other testamentary document or intestate succession upon the death of the lock-up party;

(h) transfers for estate planning purposes or to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(i) as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation; or

(j) to the Company in satisfaction of any tax withholding obligation,

provided that in the case of clauses (b), (f)-(i), Raymond James & Associates, Inc. and Needham & Company, LLC receive a signed lock-up agreement for the balance of the 60-day lock-up period from each transferee. Notwithstanding the foregoing, (i) in the case of clauses (b), and (e)-(i), any such transfer shall not involve a disposition for value and (ii) in the case of clauses (b)-(j) above, if any filing under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the 60-day lock-up period, such filing, report or announcement shall clearly indicate by footnote disclosure or otherwise the nature of the transfer or disposition, and the lock-up party does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on a Form 5 made after the expiration of the lock-up period).

Furthermore, no provision in this letter agreement shall be deemed to restrict or prohibit (i) the transfer of the lock-up party’s securities subject to the above restrictions to the Company in connection with the termination of the lock-up party’s services to the Company; provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (i) and (ii) the transfer of lock-up party’s securities subject to the above restrictions upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company approved by the Company’s board of directors; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the lock-up party shall remain subject to the restrictions on transfer set forth in the lock-up letter agreement entered into in connection with this offering.

Pursuant to the lock-up agreements, Raymond James & Associates, Inc. and Needham & Company, LLC may release any of the Common Stock and other securities subject to the lock-up agreements described above in whole or in part.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may purchase and sell shares of our Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of our Common Stock than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares of Common Stock described above. The underwriters may close out any covered short position by either exercising their option or purchasing Common Stock in the open market. In determining the source of our Common Stock to close out the covered short position, the underwriters will consider, among other things, the price of our Common Stock available for purchase in the open market as compared to the price at which they may purchase our Common Stock through the option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of our Common Stock made by the underwriters in the open market prior to the completion of this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our and their respective affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, each a Relevant State, an offer of shares described in this prospectus supplement may not be made to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering described in this prospectus supplement to the public in the United Kingdom except that the shares may be offered to the public in the United Kingdom at any time:

(a)
where (i) the offer is conditional on the admission of the shares to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the shares being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);
(b)
to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;
(c)
to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or
(d)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares and the expression "POATR" means the Public Offers and Admissions to Trading Regulations 2024.

Notice to Prospective Investors in Canada

The Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The Common Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement or the accompanying prospectus does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the Common Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor the accompanying prospectus, nor any other offering or marketing material relating to the offering, us or the Common Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of Common Stock will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of Common Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common stock.

Notice to Prospective Investors in Australia

This prospectus supplement or the accompanying prospectus:

•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (Corporations Act);
•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (ASIC), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and
•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, Exempt Investors.

The Common Stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Common Stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Common Stock, you represent and warrant to us that you are an Exempt Investor.

As any offer of Common Stock under this prospectus supplement or the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Common Stock you undertake to us that you will not, for a period of 12 months from the date of issue of the Common Stock, offer, transfer, assign or otherwise alienate those Common Stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in New Zealand

The shares of Common Stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

(a)
to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money; or
(b)
to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public; or
(c)
to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or
(d)
in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Notice to Prospective Investors in Hong Kong

The shares of Common Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares of Common Stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Common Stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares of Common Stock, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of Common Stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Each underwriter has acknowledged that this prospectus supplement or the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares of common stock or caused the common stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of common stock or cause the common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock, whether directly or indirectly, to any person in Singapore other than:

i.
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;
ii.
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or
iii.
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

i.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
ii.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA,

(b)
where no consideration is or will be given for the transfer,
(c)
where the transfer is by operation of law,
(d)
as specified in Section 276(7) of the SFA, or
(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement or the accompanying prospectus shall not be regarded as an offer to the public to purchase shares of Common Stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus or the accompanying prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered hereby will be passed upon by Akerman LLP, Miami, Florida. Cooley LLP, Chicago, Illinois is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The audited financial statements incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus supplement and accompanying prospectus. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus supplement and accompanying prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the securities offered under this prospectus supplement and accompanying prospectus, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including red violet, that file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov. Our Internet website address is www.redviolet.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below, other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•
The Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 4, 2026;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 21, 2026;
•
The Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 6, 2026;
•
Our Current Reports on Form 8-K, filed with the SEC on January 13, 2026 and June 5, 2026; and
•
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10 filed with the SEC on February 28, 2018, as amended on March 5, 2018 and March 12, 2018, and declared effective by the SEC on March 15, 2018, as updated by the description of capital stock contained in Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and until the offering of the securities under this prospectus supplement is terminated or completed shall be deemed to be incorporated by reference into this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

Red Violet, Inc.

2650 North Military Trail

Suite 300

Boca Raton, Florida 33431

Attn: Legal Department

Telephone: (561) 757-4000

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Units

This prospectus relates to the sale from time to time in one or more offerings of up to $150,000,000 of shares of our common stock, par value $0.001 (“Common Stock”); shares of our preferred stock, par value $0.001 (“Preferred Stock”), which we may issue in one or more series or classes; debt securities, which we may issue in one or more series; depositary shares representing shares of Preferred Stock; warrants to purchase our Common Stock, Preferred Stock, debt securities or depositary shares; and units (collectively referred to as the “securities”).

We will provide the specific terms of any securities to be offered in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

When securities are offered under this prospectus, we will provide you with a prospectus supplement describing the specific securities being offered, the manner in which they are being offered, the offering price of the securities and the net proceeds from the sale of those securities. The securities may be offered separately or together in any combination or as a separate series. You should carefully read this prospectus and any accompanying prospectus supplement, together with any documents incorporated by reference herein and therein, before you invest in our securities. We may sell these securities to or through underwriters, to other purchasers, through dealers or agents or through any combination of these methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

We are a “smaller reporting company” under applicable Securities and Exchange Commission (the “SEC”) rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being a Smaller Reporting Company.”

Our Common Stock is traded on The NASDAQ Capital Market ("NASDAQ") under the symbol “RDVT.” On November 25, 2025, the last reported sale price of our Common Stock on NASDAQ was $55.19.

Investing in our securities involves substantial risks. See “Risk Factors“ beginning on page 3 of this prospectus and in the applicable prospectus supplement, and in any other document incorporated by reference herein or therein, for factors you should consider before buying any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2025.

TABLE OF CONTENTS

PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus, up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and attach it to this prospectus. Based on 12,875,241 shares of Common Stock held by non-affiliates and the reported sale price of our shares of Common stock of $54.33 on NASDAQ on November 17, 2025, our market value held by non-affiliates was approximately $699.5 million. The prospectus supplement will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus may not be used to offer or consummate a sale of securities unless it is accompanied by a prospectus supplement.

The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find Additional Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplements filed with the SEC. We have not authorized anyone to provide you with different information and, if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, all references in this prospectus to “red violet,” the “Company,” “we,” “our,” and “us” refer to Red Violet, Inc. and its subsidiaries. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements include, but are not limited to, statements regarding red violet’s and red violet’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Factors that might cause or contribute to a material difference include those discussed below and the risks discussed in the Company’s other filings with the SEC. You should not place undue reliance on these forward-looking statements in making an investment decision with respect to the securities offered under this prospectus. These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond the control of red violet. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. All forward-looking statements set forth in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The following discussion should be read in conjunction with the Company’s audited Consolidated Financial Statements and related notes thereto included elsewhere in this prospectus. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties and are not predictions of actual performance. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or the documents incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in these securities. You should carefully read the entire prospectus, including the “Risk Factors” section, the documents incorporated by reference into this prospectus, and any prospectus supplement.

Overview

Red Violet, Inc., a Delaware corporation, is dedicated to making the world a safer place and reducing the cost of doing business. We build proprietary technologies and apply analytical capabilities to deliver identity intelligence. Our technology powers critical solutions, which empower organizations to operate with confidence. Our solutions enable the real-time identification and location of people, businesses, assets, and their interrelationships. These solutions are used for purposes including identity verification, risk mitigation, due diligence, fraud detection and prevention, regulatory compliance, and customer acquisition. Our AI/ML-driven identity intelligence platform, CORETM, is purpose-built for the enterprise, yet flexible enough for organizations of all sizes, bringing clarity to massive datasets by transforming data into intelligence. We drive workflow efficiency and enable organizations to make better data-driven decisions.

Organizations are challenged by the structure, volume, and disparity of data. Our platform and applications provide real-time analytics, transforming the way our customers interact with information by presenting connections and relevance of information otherwise unattainable, which drives actionable insights and better outcomes. Leveraging cloud-native proprietary technology and applying machine learning and advanced analytical capabilities, CORE provides essential solutions to public and private sector organizations through intuitive, easy-to-use analytical interfaces. With massive data assets consisting of public record, proprietary, and publicly-available data, our differentiated information and innovative platform and solutions deliver identity intelligence – entities, relationships, affiliations, interactions, and events. Our solutions are used today to enable frictionless commerce, to ensure safety, and to reduce fraud and the concomitant expense borne by society.

While our platform powers a vast array of solutions for our customers, we presently market our solutions primarily through two brands, IDI™ and FOREWARN®. IDI is a leading-edge, analytics and information solutions provider delivering actionable intelligence to an expansive and diverse set of industries in support of use cases such as the verification and authentication of consumer identities, due diligence, prevention of fraud and abuse, legislative compliance, and debt recovery. idiCORE™ is IDI's flagship product. idiCORE is a next-generation, investigative solution used to address a variety of organizational challenges, including, but not limited to, due diligence, risk mitigation, identity authentication, and regulatory compliance, by financial services companies, insurance companies, healthcare companies, law enforcement and government, identity verification platforms, collections, law firms, retail, telecommunication companies, corporate security, and investigative firms. FOREWARN is an app-based solution currently tailored for the real estate industry, providing instant knowledge prior to face-to-face engagement with a consumer, helping professionals identify and mitigate risk. As of September 30, 2025 and 2024, IDI had 9,853 and 8,743 billable customers, respectively, and FOREWARN had 372,209 and 284,967 users, respectively. As of December 31, 2024 and 2023, IDI had 8,926 and 7,875 billable customers and FOREWARN had 303,418 and 185,380 users, respectively. We define a billable customer of IDI as a single entity that generated revenue during the last three months of the period. Billable customers are typically corporate organizations. In most cases, corporate organizations will have multiple users and/or departments purchasing our solutions, however, we count the entire organization as a discrete customer. We define a user of FOREWARN as a unique person that has a subscription to use the FOREWARN service as of the last day of the period. A unique person can only have one user account.

We generate substantially all of our revenue from licensing our solutions. Customers access our solutions through a hosted environment using an online interface, batch processing, API and custom integrations. We recognize revenue from licensing fees (a) on a transactional basis determined by the customer’s usage, (b) via a monthly fee or (c) from a combination of both. Revenue pursuant to pricing contracts containing a monthly fee is recognized ratably over the contract period. Pricing contracts are generally annual contracts or longer, with auto renewal. For the three months ended September 30, 2025 and 2024, 75% and 77% of total revenue was attributable to customers with pricing contracts, respectively, versus 25% and 23% attributable to transactional customers, respectively. For the years ended December 31, 2024 and 2023, 77% and 79% of total revenue was attributable to customers with pricing contracts, respectively, versus 23% and 21% attributable to transactional customers, respectively. For the nine months ended September 30, 2025 and 2024, 75% and 76% of total revenue was attributable to customers with pricing contracts, respectively, versus 25% and 24% attributable to transactional customers, respectively. We endeavor to understand our customers’ needs at the moment of first engagement. We continuously engage with our customers and evaluate their usage of our solutions throughout their life cycle, to maximize utilization of our solutions and, hence, their productivity. Our go-to-market strategy leverages (a) an inside sales team that cultivates relationships, and ultimately closes business, with their end-user markets, (b) a strategic sales team that provides a more personal, face-to-face approach for major accounts within certain industries, and (c) distributors, resellers, and strategic partners that have a significant foothold in many of the industries that we have not historically served, as well as to further penetrate those industries that we do serve. We employ a “land and expand” approach. Our sales model generally begins with a free trial followed by an initial purchase on a transactional basis or minimum-committed monthly spend. As organizations derive benefits from our solutions, we are able to expand within organizations as additional use cases are presented across departments, divisions and geographic locations and customers become increasingly reliant on our solutions in their daily workflow.

In order for us to continue to develop new products, grow our existing business and expand into additional markets, we must generate and sustain sufficient operating profits and cash flow in future periods. This will require us to generate additional sales from current products and new products currently under development. We continue to build out our sales organization to drive current products and to introduce new products into the marketplace.

Corporate Information

Our principal executive offices are located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 and our telephone number is (561) 757-4000. Our corporate website is www.redviolet.com. The information on our website is not a part of, or incorporated in, this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our annual reports on Form 10-K and have reduced disclosure obligations regarding executive compensation. If we are a smaller reporting company with less than $100 million in annual revenue, we would not be required obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under “Risk Factors” in our most recent annual report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds of any securities sold under this prospectus for general corporate purposes. General corporate purposes may include any of the following:

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providing working capital;
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funding capital expenditures;
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repurchases or redemptions of securities; and
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paying for possible acquisitions or the expansion of our business.

When a particular series of securities is offered, the prospectus supplement relating to that offer will set forth our intended use for the proceeds we receive from the sale of those securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus, we have not entered into any agreements or arrangements which would make an acquisition or investment probable under Rule 3-05(a) of Regulation S-X. In addition, as of the date of this prospectus, we have not entered into any agreements or arrangements for capital expenditures that would be paid for from the proceeds of this offering.

DESCRIPTION OF CAPITAL STOCK

Overview

The following is a summary of red violet’s capital stock. All references herein to “certificate of incorporation” and “bylaws” are to red violet’s “amended and restated certificate of incorporation” and “amended and restated bylaws,” which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part. These summaries and descriptions do not purport to be complete and are qualified in their entirety by reference to these documents, which you should read for a complete description of red violet’s capital stock.

Authorized Capital Stock

red violet is authorized to issue 200,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

Common Stock

red violet is authorized to issue 200,000,000 shares of Common Stock, par value $0.001 per share. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors, except for amendments to the certificate of incorporation relating solely to the terms of a series of Preferred Stock. Additionally, all matters submitted to a vote of stockholders require the affirmative vote of the stockholders holding a majority of the shares. There are no cumulative voting in the election of directors. In the event of red violet’s liquidation or dissolution, holders of Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of

Preferred Stock. Holders of Common Stock have no preemptive rights and have no right to convert their Common Stock into any other securities and there are no redemption provisions applicable to the Common Stock.

The holders of Common Stock will be entitled to any dividends that may be declared by the red violet Board of Directors (the "Board") out of funds legally available for payment of dividends subject to the prior rights of holders of Preferred Stock and any contractual restrictions red violet has against the payment of dividends on Common Stock. On December 3, 2024, red violet declared a special cash dividend on its Common Stock of $0.30 per share, which was paid on February 14, 2025, to shareholders of record as of the close of business on January 31, 2025. However, there is no assurance that red violet will continue to declare or pay cash dividends in the future. Any future dividend payments are within the discretion of the Board and will depend upon, among other things, results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, any contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law, and other factors that the Board may deem relevant. As of November 17, 2025, red violet has 14,088,231 shares of Common Stock outstanding and 21 holders of record of our Common Stock.

Preferred Stock

red violet is authorized to issue 10,000,000 shares of “blank check” Preferred Stock with designations, rights and preferences as may be determined from time to time by the Board. As of November 17, 2025, red violet had no shares of any class of Preferred Stock outstanding.

Issuance of “blank check” Preferred Stock

red violet’s certificate of incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” Preferred Stock with designations, rights and preferences as may be determined from time to time by the Board. The Board is empowered, without shareholder approval, to issue a series of Preferred Stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, its common stockholders. The issuance of a series of Preferred Stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for the Board to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of red violet.

red violet’s bylaws also allow the Board to fix the number of directors, however, the certificate of incorporation requires that the Board be composed of a least three and no more than 15 directors. red violet’s stockholders will not have cumulative voting in the election of directors.

Delaware Laws

Delaware Anti-Takeover Statute

Section 203 of the Delaware General Corporations Law (the “DGCL”) prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

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before such date, the Board of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
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on or after such date, the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines a “business combination” to include the following:

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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and
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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). red violet’s certificate of incorporation contains a provision expressly opting out of the application of Section 203 of the DGCL; therefore the anti-takeover statute does not apply to red violet.

Special Shareholder Meetings and Action by Written Consent

Under red violet’s bylaws, the Chairperson of the Board, its President and a majority of the members of the Board may each call a special meeting of stockholders. The bylaws do not permit meetings of stockholders to be called by any other person. red violet’s certificate of incorporation specifically prohibits action by its stockholders by written consent without a meeting of the stockholders unless authorized in advance by a resolution adopted by the Board or otherwise provided for or fixed pursuant to the provisions of the certificate of incorporation relating to the rights of holders of any series of Preferred Stock.

Any aspect of the foregoing, alone or together, could delay or prevent unsolicited takeovers and changes in control or changes in red violet’s management.

Exclusive Jurisdiction

Unless red violet consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought against or on behalf of red violet, (ii) any action asserting a claim of breach of a duty owed by any current or former director, officer, other employee or stockholder of red violet to red violet or red violet’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, (iv) any action as to which the DGCL confers jurisdiction upon the Court of Chancery in the State of Delaware, or (v) any action asserting a claim governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court located within the State of Delaware). However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses set forth above would not apply to such suits. Furthermore, Section 22 of the Securities Act provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses set forth above would not apply to such suits.

Limitation of Liability and Indemnification

red violet's certificate of incorporation contains provisions that limit the liability of its current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

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any breach of the director’s duty of loyalty to the corporation or its stockholders;
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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
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unlawful payments of dividends or unlawful stock repurchases or redemptions; and
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any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

red violet has also entered into agreements with its officers and directors to provide for advancement of expenses and indemnification to the fullest extent permissible under DGCL. red violet also maintains directors and officers liability coverages designed to insure its officers and directors and those of its subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to red violet and its subsidiaries for sums paid to directors and officers as indemnification for similar liability. Furthermore, a stockholder’s investment may be adversely affected to the extent red violet pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. red violet believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Transfer Agent and Registrar

Our transfer agent and registrar is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004. Its telephone number is (212) 845-3249.

Stock Exchange Listing

red violet’s Common Stock is listed on The NASDAQ Capital Market under the symbol “RDVT.”

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities unless we are not required under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, to issue the debt securities pursuant to an indenture. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the debt securities that we may offer using this prospectus. Further terms of the debt securities will be stated in the applicable prospectus supplement. The following description and any description of the debt securities in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the applicable indenture and supplemental indenture (to the extent we are required to issue the debt securities pursuant to an indenture) and form of debt security.

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for Common Stock or other securities of red violet. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we are required pursuant to the provisions of the Trust Indenture Act, the debt securities will be issued under one or more indentures, which are contracts between us and an eligible banking institution or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer, including debt securities that are issued under an indenture, in more detail in a prospectus supplement.

If required, we will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. If required, we will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures (to the extent applicable to a particular issuance of our debt securities) are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement that we may authorize to be provided to you related to the series of debt securities being offered and, to the extent applicable, the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and we will file supplemental indentures and forms of debt securities containing the terms of the debt securities being offered under indentures as exhibits to the registration statement of which this prospectus is a part or such supplemental indentures will be incorporated by reference to reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The indentures do not limit the amount of other debt that we may incur and do not contain financial or similar restrictive covenants. The indentures do not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities offered and the price or prices at which we will offer the debt securities. The description will include:

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the title of the debt securities;
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whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;
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principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
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any limit on the aggregate principal amount of the debt securities or the series of which they are a part;
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the date or dates on which we must pay the principal;
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whether the debt securities will be issued with any original issue discount;
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whether the debt securities are convertible into Common Stock or other securities or property and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;
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the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;
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whether and under what circumstances, if any, we will pay a premium or additional amounts on any debt securities;
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the place or places where we must pay the principal and any premium or interest on the debt securities;
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the terms and conditions on which we may redeem or retire any debt security, if at all;
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any obligation to redeem or repurchase any debt securities, and the terms and conditions on which we must do so;
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the denominations in which we may issue the debt securities if other than denominations of $1,000 and any integral multiple thereof;
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the manner in which we will determine the amount of principal of or any premium or interest or additional amounts on the debt securities;
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the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity if other than 100%;
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the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;
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whether the debt securities will be secured or unsecured, and the terms of any secured debt;
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whether the debt securities are defeasible;

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if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of Common Stock or other securities or property;
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restrictions on transfer, sale or other assignment, if any;
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our right, if any, to defer payment of interest and the maximum length of any such deferral period;
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provisions for a sinking fund, purchase or other analogous fund, if any;
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whether we will issue the debt securities under indentures;
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whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;
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any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;
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any addition to or change in the covenants in the indentures, if any, including whether the indenture will restrict our ability or the ability of our subsidiaries to:
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incur additional indebtedness;
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issue additional securities;
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create liens;
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pay dividends or make distributions in respect of our capital shares or the capital shares of our subsidiaries;
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redeem capital shares;
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place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
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make investments or other restricted payments;
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sell or otherwise dispose of assets;
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enter into sale-leaseback transactions;
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engage in transactions with stockholders or affiliates;
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issue or sell shares of our subsidiaries; or
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effect a consolidation or merger;
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whether the indenture, if any, will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
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a discussion of any material United States federal income tax considerations applicable to the debt securities;
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information describing any book-entry features;
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procedures for any auction or remarketing, if any; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe United States federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity under the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than United States dollars in the prospectus supplement.

Conversion and Exchange Rights

The applicable prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for Common Stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of Common Stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

Unless otherwise indicated in a prospectus supplement, we may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation, in respect of senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to senior indebtedness that permits holders of the senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Form, Exchange and Transfer

If issued, the debt securities will be issued only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Global Securities” and will trade in book-entry form only.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer or exchange of any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any person, and shall not permit any other person to consolidate with or merge into us, unless:

•
either: (i) we are the surviving corporation or (ii) the person formed by or surviving any consolidation, amalgamation or merger or resulting from such conversion (if other than red violet) or to which such sale, assignment, transfer, conveyance or other disposition has been made, is a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and assumes our obligations under the debt securities and under the indentures pursuant to agreements reasonably satisfactory to the indenture trustee;
•
immediately before and after giving pro forma effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and
•
several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, it is anticipated that each of the following will constitute an event of default under the applicable indenture with respect to debt securities of any series:

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failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;
•
failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;
•
failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;
•
failure to perform or comply with the provisions described under “Consolidation, Merger and Sale of Assets”;
•
failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable indenture trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture; and
•
certain events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary.

If an event of default (other than an event of default with respect to red violet described in the last item listed above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice as provided in the applicable indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount debt security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an event of default with respect to red violet described in the last item listed above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security, such specified amount) will automatically, and without any action by the applicable trustee or any holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “Modification and Waiver” below.

Subject to the provisions in the indentures relating to the duties of the trustees in case an event of default has occurred and is continuing, each trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustees, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

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such holder has previously given to the trustee under the applicable indenture written notice of a continuing event of default with respect to the debt securities of that series;
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and
•
the trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to each trustee annually, within 150 days after the end of each fiscal year, a certificate by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of an indenture may be made by us and the applicable trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

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change the stated maturity of the principal of, or time for payment of any installment of principal of or interest on, any debt security;
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reduce the principal amount of, or any premium or the rate of interest on, any debt security;
•
reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;
•
change the place or the coin or currency of payment of principal of, or any premium or interest on, any debt security;
•
impair the right to institute suit for the enforcement of any payment due on any debt security;
•
modify the subordination provisions in the case of subordinated debt securities;
•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•
reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or
•
modify such provisions with respect to modification, amendment or waiver, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Each of the indentures provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such indenture as of any date:

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the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;
•
the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of an original issue discount security the United States dollar equivalent on the date of original issuance of such security of the amount determined as provided immediately above); and
•
certain debt securities, including those owned by us or any of our other affiliates, will not be deemed to be outstanding. Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding debt securities of that series on the record date may take such action.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the indenture trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the depositary in accordance with its procedures. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information, as applicable: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the redemption date the redemption price will become due and payable upon each security to be redeemed and, if applicable, that interest thereon will cease to accrue after such date; the place or places where such debt securities are to be surrendered for payment of the redemption price; and that the redemption is for a sinking fund, if such is the case.

Prior to any redemption date, we will deposit or cause to be deposited with the indenture trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the indenture trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

•
either:
o
all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or
o
all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee; and in either case we have irrevocably deposited with the trustee as trust funds for such purpose money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date;
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we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and
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we have delivered an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities of that series have been complied with.

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions of the indentures relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance. The indentures provide that, upon our exercise of our option (if any) to have the provisions relating to legal defeasance applied to any debt securities, we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

•
we have delivered to the applicable trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;
•
no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit;
•
such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

•
we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;
•
we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in the items set forth immediately above and the item set forth immediately below, as applicable, have been complied with;
•
in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our senior debt and no other event of default with respect to any of our senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof: and
•
we have delivered to the trustee an opinion of counsel to the effect that all conditions precedent set forth in the first, third or fourth item above have been complied with.

Covenant Defeasance. The indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any debt securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain events of default, which are described above in the fifth item listed under “Events of Default” above and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in the second, third, fourth, fifth, sixth and seventh items above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Notices

We will mail notices to holders of debt securities at the addresses that appear in the security register.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Information Concerning the Indenture Trustee

The indenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. The indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by an indenture at the request or direction of any of the applicable holders pursuant to such indenture unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated loan may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the senior indenture in The City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series, and the corporate trust office of the trustee under the subordinated indenture in The City of New York will be designated as the sole paying agent for payment with respect to subordinated debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF DEPOSITARY SHARES

The complete terms of the depositary shares will be contained in the applicable depositary agreement and depositary receipt. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular class or series of Preferred Stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of Preferred Stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all of the rights and preferences of the shares of Preferred Stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the Preferred Stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date; provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the Preferred Stock will be available to the holders of the depositary shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of Preferred Stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of Preferred Stock on the basis set forth in the prospectus supplement for such class or series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Preferred Stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of Preferred Stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

If any class or series of Preferred Stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of Preferred Stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of Preferred Stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the Preferred Stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of Preferred Stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of Preferred Stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion of the depositary shares.

Voting the Preferred Stock

When the depositary receives notice of a meeting at which the holders of the particular class or series of Preferred Stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of Preferred Stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of Preferred Stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

•
the depositary has redeemed all related outstanding depositary shares;
•
all outstanding shares of Preferred Stock have been converted into or exchanged for Common Stock; or
•
we have liquidated, terminated or wound up our business and the depositary has distributed the Preferred Stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the Preferred Stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of Preferred Stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the warrants to purchase Common Stock, Preferred Stock, debt securities and/or depositary shares that we may offer using this prospectus. Further terms of the warrants will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the warrant and warrant agreement.

General

We may issue warrants for the purchase of Common Stock, Preferred Stock, debt securities and/or depositary shares in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

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title of the warrants;
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aggregate number of warrants;
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price or prices at which the warrants will be issued;
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designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;
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date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;
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purchase price for each security purchasable on exercise of the warrants;
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the terms for changes to or adjustments in the exercise price, if any;
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dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;
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minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;
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anti-dilution provisions or other adjustments to the exercise price of the warrants;
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terms of any right that we may have to redeem the warrants;
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effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;
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name and address of the warrant agent, if any;
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information with respect to book-entry procedures;
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any material United States federal income tax considerations; and
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other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any document applicable to the securities comprising the units. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the units that we may offer using this prospectus. Further terms of the units will be stated in the applicable prospectus supplement. The following description and any description of the units in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units and the related documents applicable to the securities constituting the units.

We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement. Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

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title of the units;
•
aggregate number of units;
•
price or prices at which the units will be issued;
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designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;
•
name and address of the unit agent;
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information with respect to book-entry procedures;
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any material United States federal income tax considerations; and
•
other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Depositary Shares,” and “Description of Warrants,” will apply to each unit and to any Common Stock, Preferred Stock, depositary share, debt security or warrant included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of New York. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than Common Stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be DTC. We expect that DTC’s nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Company, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by other financial companies, including the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our amended and restated certificate of incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

We expect DTC to advise us that DTC will take any action permitted to be taken by a registered holder of any securities under our amended and restated articles certificate of incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

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DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;
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we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or
•
there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, any indenture trustee, any depositary, any rights agent, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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through underwriters or dealers;
•
directly to purchasers;
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in a rights offering;
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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
•
through agents;
•
in block trades;
•
through a combination of any of these methods; or
•
through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders. The prospectus supplement with respect to any offering of securities will include the following information:

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the terms of the offering;
•
the names of any underwriters or agents;
•
the name or names of any managing underwriter or underwriters;
•
the purchase price or public offering price of the securities;
•
the net proceeds from the sale of the securities;
•
any delayed delivery arrangements;
•
any underwriting discounts, commissions and other items constituting underwriters’ compensation; •any discounts or concessions allowed or reallowed or paid to dealers;
•
any commissions paid to agents; and
•
any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on NASDAQ, the existing trading market for our shares of Common Stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of Common Stock, which are currently listed on NASDAQ. We currently intend to list any shares of Common Stock sold pursuant to this prospectus on NASDAQ. We may elect to list any series of Preferred Stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon by Akerman LLP, Miami, Florida.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the securities offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including red violet, that file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov. Our Internet website address is www.redviolet.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

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The Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 27, 2025 ;
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The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 7, 2025, August 8, 2025 and November 5, 2025, respectively;
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Our Current Reports on Form 8-K as filed with the SEC on March 5, 2025, June 10, 2025, and November 5, 2025; and
•
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10 filed with the SEC on February 28, 2018, as amended on March 5, 2018 and March 12, 2018, and declared effective by the SEC on March 15, 2018, as updated by the description of capital stock contained in Exhibit 4.1 the Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

Red Violet, Inc.

2650 North Military Trail

Suite 300

Boca Raton, Florida 33431

Attn: Legal Department

Telephone: (561) 757-4000

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Units

_________________

PROSPECTUS

__________________

The date of this prospectus is November 25, 2025

1,666,667 shares of Common Stock

_________________

PROSPECTUS SUPPLEMENT

__________________

Joint Bookrunning Managers

Raymond James Needham & Company

Co-Managers

B. Riley Securities Craig-Hallum

August 5, 2026.